UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 26, 2015

                                   M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

                                      Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)	Compensatory Arrangements of Certain Officers

On January 26, 2015, the Compensation Committee (the "Committee") of M.D.C. Holdings, Inc. (the “Company”) took the actions described below with respect to compensation of executive officers of the Company.

2014 EXECUTIVE COMPENSATION

Executive Bonus for 2014

Two of the Company’s executive officers, Larry A. Mizel, Chief Executive Officer, and David D. Mandarich, Chief Operating Officer, are eligible for awards under the Company’s 2013 Executive Officer Performance-Based Compensation Plan approved by the Company's shareholders (the “2013 Performance-Based Plan”).

As previously disclosed in the Company’s Form 8-K dated February 25, 2014, and in its Form 8-K dated September 22, 2014, no bonus payment could be earned for 2014 under the 2013 Performance-Based Plan unless the Company’s adjusted pre-tax return on equity (excluding any charges or expenses incurred in connection with the early extinguishment of debt) exceeded 6.5%. Upon satisfying that pre-condition, the Performance Goal for fiscal year 2014 provided that, as a performance objective, consolidated pretax income per weighted average diluted share outstanding excluding any charges or expenses incurred in connection with the early extinguishment of debt (Pretax EPS) must be achieved to earn a bonus in accordance with a range of thresholds.

On January 26, 2015, the Committee determined that the condition had been met and the performance objectives and the 2014 Performance Goal under the 2013 Performance Based Plan had been achieved at the target level with a bonus opportunity payout of $4.0 million to each of Messrs. Mizel and Mandarich.

In its Form 8-K dated February 25, 2014, the Company also disclosed that its Chief Financial Officer, John M. Stephens, and its General Counsel, Michael Touff, would be entitled to an annual bonus for 2014 of up to a specified percentage of base pay depending on the respective performance of each executive regarding Key Performance Indicators (“KPIs”) established for his position. The Compensation Committee consulted with the Company’s Chief Executive Officer, Larry A. Mizel, and the Chief Operating Officer, David D. Mandarich, and established KPIs for each of Mr. Stephens and Mr. Touff for 2014.

On January 26, 2015, based on its evaluation of performance relative to the established KPIs, the Committee awarded Mr. Stephens a performance bonus of $340,000 and Mr. Touff a performance bonus of $450,000. For Mr. Touff, $50,000 of the total actual bonus was paid in restricted stock granted and valued as of the date of the Committee’s action. The restricted stock will vest equally over three years, starting with the first anniversary of the grant date. The restricted stock awards are evidenced by the form of Restricted Stock Agreement filed as Exhibit 10.4 with the Company’s Quarterly Report on Form 10-Q dated June 30, 2011.

Executive Long Term Equity Award

Also on January 26, 2015, the Compensation Committee awarded Mr. Touff a stock option grant under the 2011 Equity Incentive Plan covering 25,000 shares. The option vests (become exercisable) as to 25% of the shares over four years commencing on the first anniversary date of the grant if he is employed on those dates. The stock option grant is evidenced by the form of Stock Option Agreement filed as Exhibit 10.3 with the Company’s Quarterly Report on Form 10-Q dated June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

________________

M.D.C. HOLDINGS, INC.

Dated: January 29, 2015	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

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